UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 30, 2016, Rex Energy Corporation (“Rex Energy”) and its wholly owned subsidiary, Rex Energy Operating Corp. (“Rex Operating,” and together with Rex Energy, the “Company”) entered into an amendment to the Employment Agreement dated December 13, 2013 with Thomas C. Stabley, President and Chief Executive Officer of Rex Energy and Rex Operating.

The amendment extends the term of the Employment Agreement for three years; as amended, the Employment Agreement will terminate on December 31, 2019, subject to automatic annual renewal thereafter unless either the Company or Mr. Stabley provides written notice of non-renewal at least 90 days prior to the then-applicable termination date. If a “change in control” (as defined in the Employment Agreement) of Rex Energy occurs, the Employment Agreement will be extended automatically for an additional two years.

Other than the extension of the term, the Employment Agreement is unchanged and remains in full force and effect. The material terms of the Employment Agreement were described in Item 5.02 of Form 8-K filed by Rex Energy on December 17, 2013, and the Employment Agreement was attached to that Form 8-K as Exhibit 10.1.

The foregoing summary of the amendment to Mr. Stabley’s Employment Agreement is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement by and between Thomas C. Stabley, Rex Energy Corporation and Rex Energy Operating Corp. dated as of December 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: December 30, 2016	By:	/s/ Jennifer L. McDonough
Name: Jennifer L. McDonough
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement by and between Thomas C. Stabley, Rex Energy Corporation and Rex Energy Operating Corp. dated as of December 30, 2016.